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                                STOEL RIVES LLP
                                ---------------
                                   ATTORNEYS

                           STANDARD INSURANCE CENTER
                        900 SW FIFTH AVENUE, SUITE 2600
                          PORTLAND, OREGON 97204-1268

                   Phone (503) 224-3380  Fax (503) 220-2480

                              TDD (503) 321-1045

                             Internet www.stoel.com

                                                                     EXHIBIT 5.1

                                April 13, 1999

Board of Directors
StanCorp Financial Group, Inc.
1100 SW Sixth Avenue
Portland, Oregon 97204

        Re: Registration Statement of Form S-1 (File No. 333-72521)
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        We have acted as special counsel for StanCorp Financial Group, Inc. an
Oregon corporation, (the "Company") in rendering this opinion to be filed as an exhibit to a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 13,920,000 shares of Common Stock of the Company, plus up to 2,088,000 shares that are subject to an option granted to the underwriters solely to cover overallotments, if any, and any additional shares that may be registered in accordance with Rule 462(b) under the Act (the "Shares"). We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

        Based on the foregoing, it is our opinion that:

  (1) The Company is a corporation existing under the laws of the state of Oregon; and

  (2) The Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable.

        We consent to the filing of this option as an exhibit to the Registration Statement and the use of our name under the caption "Validity of Common Stock" in the Prospectus forming a part the Registration Statement. We further consent to the incorporation by
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                                STOEL RIVES LLP


Board of Directors
April 13, 1999
Page 2


reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering.


                                                Very truly yours,

                                                /s/ Stoel Rives LLP

                                                STOEL RIVES LLP